Exhibit 10.2

AMENDMENT NO. 1 TO

GENERAL MOTORS

EXECUTIVE RETIREMENT PLAN

(With Modifications through October 10, 2012)

General Motors LLC (the “Company”) hereby adopts this Amendment No. 1 to the General Motors Executive Retirement Plan (With Modifications through October 10, 2012) (the “Plan”), effective as of February 2, 2016.

I.

1. The second sentence of the preamble to the Plan is hereby amended in its entirety to read as follows:

“The Plan is structured to qualify for certain exemptions from the eligibility, funding and other requirements of the Employee Retirement Income Security Act of 1974 (ERISA) and, further, ERP benefits are computed without regard to limits imposed under the Internal Revenue Code (the Code).”

2. Article II, Section I of the Plan is hereby amended by inserting new subsections (j) and (k) immediately following subsection (i) to read as follows:

“(j)	Notwithstanding anything herein to the contrary, in the event of a Change in Control (as defined below), the determination of whether a Participant is eligible for a vested benefit under Section II or III of this Article pursuant to this Section I shall be determined without regard to whether such Participant has attained 10 years of credited service (as described in Section I(b)(3), I(c)(3), I(d)(3), I(f), or I(i)(5) of this Article II, as applicable), 3 years of credited service (as described in Section I(e)(2) of this Article II), or age 55, as applicable.

(k)	For purposes of the Plan, “Change in Control” means the occurrence of any one or more of the following events:

(1)

any Person or any two or more persons deemed to be one “Person” (as used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”)) other than an Excluded Person, directly or indirectly, becomes the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of General Motors Company constituting more than 40 percent of the total combined voting power of General Motors Company’s outstanding securities entitled to vote in the election of the members of the General Motors Company Board of Directors (“Voting Securities”); provided that if such Person becomes the beneficial owner of 40 percent of the total combined voting power of General Motors Company’s outstanding Voting Securities as a result of a sale of such securities to such Person by General Motors Company or a repurchase of securities by General Motors Company, such sale or purchase by General

Motors Company shall not result in a Change in Control; provided further, that if such Person subsequently acquires beneficial ownership of additional Voting Securities of General Motors Company (other than from General Motors Company), such subsequent acquisition shall result in a Change in Control to the extent that such Person’s beneficial ownership of General Motors Company Voting Securities immediately following such acquisition exceeds 40 percent of the total combined voting power of General Motors Company’s outstanding Voting Securities;

(2)	at any time during a period of 24 consecutive months, individuals who at the beginning of such period constituted the General Motors Company Board of Directors and any new member of the General Motors Company Board of Directors whose election or nomination for election was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was so approved, cease for any reason to constitute a majority of members of the General Motors Company Board of Directors;

(3)	the consummation of a reorganization, merger or consolidation of General Motors Company or any of its subsidiaries with any other corporation or entity, in each case, unless, immediately following such reorganization, merger or consolidation, more than 60 percent of the combined voting power and total fair market value of the then outstanding securities entitled to vote in the election of the members of the of the board of directors of the corporation resulting from such reorganization, merger or consolidation is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners of the outstanding Voting Securities of General Motors Company immediately prior to such reorganization, merger or consolidation in substantially the same proportion as their beneficial ownership of the Voting Securities of General Motors Company immediately prior to such reorganization, merger or consolidation; or

(4)	the consummation of any sale, lease, exchange or other transfer to any Person (other than a subsidiary or affiliate of General Motors Company) of assets of General Motors Company and/or any of its subsidiaries, in one transaction or a series of related transactions within a 12-month period, having an aggregate fair market value of more than 50 percent of the fair market value of General Motors Company and its subsidiaries immediately prior to such transaction(s).

Notwithstanding the foregoing, in no event shall a “Change in Control” be deemed to have occurred (A) as a result of the formation of an entity that becomes a holding company for General Motors Company or its businesses as part of any reorganization, merger, consolidation or other transaction, provided that the outstanding shares of common stock of such entity and the combined voting power of the then outstanding securities entitled to vote in the election of the members of the of the board of directors of such entity are, immediately after such reorganization, merger, consolidation or other transaction, beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Securities of General Motors Company outstanding immediately prior to such reorganization, merger, consolidation or other transaction in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other transaction, of such outstanding Voting Securities of General Motors Company, (B) with respect to any Participant, if the Participant is part of a “group” within the meaning of Section 13(d)(3) of the Exchange Act as in effect on the date hereof, which consummates the Change in Control transaction or (C) if the transaction does not constitute a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the assets” of General Motors Company for purposes of Section 409A of the Code.”

3. The first sentence of Article II, Section VI(c)(2) of the Plan is hereby amended in its entirety to read as follows:

“For retirements commencing at age 55 (or earlier, in the event of retirement following a Change in Control) to age 59 and 11 months, or death in service at or after age 55 (or earlier, in the event of death following a Change in Control) and prior to age 60, the monthly value of any Plan benefits determined under Article II, Section IV, and any frozen SERP benefits determined under Article II, Section II or III for executives with a length of service date prior to January 1, 2001, shall be reduced for early age receipt prior to conversion to a five year monthly annuity form of payment.”

4. The first sentence of Article III, Section I(d) of the Plan is hereby amended in its entirety to read as follows:

“Eligible executives become vested in any benefits accrued on and after January 1, 2007 through September 30, 2012 under Article III Section II (a) upon the earlier of (1) their attainment of age 55 with a minimum of 10 years’ credited service and (2) a Change in Control.”

5. Article III, Section I(e) of the Plan is hereby amended in its entirety to read as follows:

“(e)	Eligible classified 9th level employees and executive level employees become vested in any benefits accrued on and after October 1, 2012, under Article III Section II (a) upon the earlier of (1) their attainment of three years of credited service as defined in the RSP and (2) a Change in Control.”

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to the Plan to be executed this 3rd day of February, 2016.

GENERAL MOTORS LLC

/s/ Jill E. Sutton
By: Jill E. Sutton
Title: Deputy General Counsel & Corporate Secretary